BNY FACTORING LLC
                           1290 Avenue of the Americas
                            New York, New York 10104


                                                          as of July 22, 1999


TII INDUSTRIES, INC.
TII CORPORATION
1385 Akron Street
Copiague, New York 11726

                             Re:  Consent and Amendment

Gentlemen:

         Reference is made to the Revolving Credit, Term Loan and Security Agreement dated April 30, 1998 (the "Industries Loan Agreement") among and BNY Factoring LLC, as successor to BNY Financial Corporation ("BNYF"), TII Industries, Inc. ("Industries") and TII Corporation ("Corporation") and each of the notes, instruments, mortgages, agreements and other documents executed and/or delivered in connection therewith (all of the foregoing, together with the Industries Loan Agreement, collectively, the "Loan Agreements"), as the same now exists or hereafter be amended, restated, renewed, extended, supplemented or otherwise modified, (collectively, the "Loan Documents"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Loan Agreements.

         Industries and Corporation have requested certain amendments to the Loan Agreements, and Industries has requested that BNYF consent to the repurchase by Industries of all of Industries Series C Convertible Preferred Stock with the proceeds of certain matured funds in the possession of BNYF for an aggregate amount not to exceed $3,600,000 (the "Stock Repurchase"), and BNYF is willing to do so subject to the terms and provisions of this Letter Re:
Consent and Amendment (the "Agreement").

         In consideration of the foregoing, the parties hereby agree as follows:

         1. Subject to the terms and conditions set forth herein, BNYF hereby consents to the Stock Repurchase and agrees to make available to Industries an amount not to exceed $3,600,000; provided that (i) such funds shall be used solely for the purpose of paying for the Stock Repurchase and reasonable and customary costs incidental thereto, and (ii) after giving effect to the Stock Repurchase, there shall be no Revolving Advances outstanding under the Loan Agreements.



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         2. Paragraph 6.5 of the Industries  Loan Agreement is hereby amended and restated in its entirety to read as follows:

         "6.5 Net Worth. Cause to be maintained at all times a consolidated Net Worth in an amount not less than $21,000,000 ("Minimum Net Worth"). For each of Borrowers' fiscal quarters during the Term commencing with the fiscal quarter beginning on June 30, 1999, Minimum Net Worth shall be increased by an amount equal to fifty percent (50%) of Net Income for each such quarter."

         3. Except as specifically set forth herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects, the Loan Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by BNYF of any other provision of the Loan Documents nor shall anything contained herein be construed as a consent by BNYF to any transaction other than that specifically consented to herein.

         4. The terms and provisions of this Agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right benefit or interest under this Agreement. This Agreement may be signed in counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         5. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matter set forth herein. This Agreement cannot be changed, modified, amended or terminated except in writing executed by the party to be charged.

                                                 Very truly yours,

                                                 BNY FACTORING LLC

                                                 By:
                                                 Title:


ACKNOWLEDGED AND AGREED:

TII INDUSTRIES, INC.
TII CORPORATION

By:
Title:                                      Of Each

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The terms and provisions of the foregoing are hereby acknowledged and consented to:

CROWN TOOL & DIE COMPANY, INC.

By:
Title:

TII-DITEL, INC.

By:
Title:

TII-DOMINICANA, INC.

By:
Title:

TII INTERNATIONAL, INC.

By:
Title:

TELECOMMUNICATIONS INDUSTRIES, INC.

By:
Title: